Exhibit 99.2

Unaudited Pro-forma Consolidated Financial Statements

SunOpta Inc.

For the quarter ended April 3, 2010 and the years
ended December 31, 2009, 2008 and 2007

(Unaudited)

On June 14, 2010, SunOpta Inc. (“SunOpta” or the “Company”) announced that it had completed the previously announced divestiture of its Canadian Food Distribution Assets (the “Transaction”) to United Natural Foods, Inc. (“UNFI”) and UNFI Canada, Inc., a wholly owned subsidiary of UNFI for cash consideration of approximately Cdn $68,000.

The assets sold in the Transaction formed part of the SunOpta Distribution Group (“SDG”). The Company has retained the natural health products distribution and manufacturing assets, which represent the balance of the assets in SDG.

The Company expects to realize a net gain on the Transaction with the amount being dependant on finalization of the closing balance sheet and related closing costs.

The accompanying unaudited pro-forma consolidated balance sheet of SunOpta Inc. as of April 3, 2010 is presented as if the Transaction had occurred on April 3, 2010. The accompanying unaudited pro-forma consolidated statements of operations of SunOpta Inc. for the three months ended April 3, 2010 and the years ended December 31, 2009, 2008 and 2007 are presented as if the Transaction had occurred on January 1, 2007. In order to derive the pro-forma financial information, the historical results of SunOpta Inc. have been adjusted to eliminate the assets, liabilities and results of operations of the Canadian Food Distribution business, which have historically been consolidated by SunOpta Inc. Pro-forma adjustments are described in the notes to the unaudited pro-forma consolidated financial statements.

The pro-forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ. The pro-forma adjustments are directly attributable to the Transaction and are expected to have a continuing impact on the results of operations of the Company.  In the opinion of management, all adjustments necessary to present fairly the unaudited pro-forma financial statements have been made. The unaudited consolidated pro-forma financial information is for informational purposes only, and is not necessarily indicative of the operating results or financial position that would have been achieved had the Transaction been consummated on the dates indicated, and should not be construed as being representative of SunOpta Inc.’s future results of operations or financial position.

The unaudited pro-forma financial statements should be read in conjunction with SunOpta Inc.’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2009, 2008 and 2007 in SunOpta Inc.’s Annual Report on Form 10-K for the annual period ended December 31, 2009 and SunOpta Inc.’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarterly period ended April 3, 2010 in SunOpta Inc.’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2010.

Forward-Looking Statements
Statements included in this report regarding the expected gain on the Transaction, the estimated amount of the gain and anticipated savings due to the reduction or elimination of cost from management fees are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, and are based on information available to us on the date of this report. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on certain assumptions and analyses we make in light of our experience and our interpretation of current conditions, historical trends and expected future developments as well as other factors that we believe are appropriate in the circumstance. Whether actual results and developments will agree with our expectations and predictions is subject to many risks and uncertainties including, but not limited to, finalization of the closing balance sheet and related closing costs of the Transaction, cost rationalization initiatives and general economic conditions. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that our actual results or the developments we anticipate will be realized.

SunOpta Inc.
Pro-forma Consolidated Statement of Operations
For the quarter ended April 3, 2010
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-Forma

Revenues	266,100	48,729	(a)	217,371

Cost of goods sold	217,205	36,603	(a)	180,602

Gross profit	48,895	12,126		36,769

Warehousing and distribution expenses	6,029	4,959	(b)	1,070
Selling, general and administrative expenses	32,171	5,379	(b)	26,792
Intangible asset amortization	1,443	268	(b)	1,175
Other expense, net	461	146	(b)	315
Foreign exchange gain	(1,469)	(163	) (b)	(1,306)

Earnings before the following	10,260	1,537		8,723

Interest expense, net	3,121	733	(c)	2,388

Earnings before income taxes	7,139	804		6,335

Provision for income taxes	2,498	177	(d)	2,321

Earnings for the period	4,641	627		4,014

Earnings for the period attributable to non-controlling interests	28	-		28

Earnings for the period attributable to SunOpta Inc.	4,613	627		3,986

Earnings per share for the period – basic	0.07			0.06
Earnings per share for the period – diluted	0.07			0.06

Weighted average number of common shares
-Basic	65,004,317			65,004,317
-Diluted	65,547,242			65,547,242

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Pro-forma Consolidated Statement of Operations
For the year ended December 31, 2009
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-Forma

Revenues	989,132	169,573	(a)	819,559

Cost of goods sold	840,262	129,985	(a)	710,277

Gross profit	148,870	39,588		109,282

Warehousing and distribution expenses	18,856	14,633	(b)	4,223
Selling, general and administrative expenses	111,475	19,262	(b)	92,213
Intangible asset amortization	5,677	1,017	(b)	4,660
Other expense, net	2,587	342	(b)	2,245
Goodwill impairment	8,841	-		8,841
Foreign exchange gain	(1,042)	(527	) (b)	(515)

Earnings (loss) before the following	2,476	4,861		(2,385)

Interest expense, net	14,028	3,353	(c)	10,675

Loss before income taxes	(11,552)	1,508		(13,060)

Recovery of income taxes	(1,762)	238	(d)	(2,000)

Loss for the year	(9,790)	1,270		(11,060)

Loss for the year attributable to non-controlling interests	(3,027)	-		(3,027)

Loss for the year attributable to SunOpta Inc.	(6,763)	1,270		(8,033)

Loss per share for the year – basic	(0.10)			(0.12)
Loss per share for the year – diluted	(0.10)			(0.12)

Weighted average number of common shares
-Basic	64,770,614			64,770,614
-Diluted	64,770,614			64,770,614

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Pro-forma Consolidated Statement of Operations
For the year ended December 31, 2008
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-Forma

Revenues	1,055,173	179,293	(a)	875,880

Cost of goods sold	899,078	134,982	(a)	764,096

Gross profit	156,095	44,311		111,784

Warehousing and distribution expenses	21,040	16,244	(b)	4,796
Selling, general and administrative expenses	117,808	19,079	(b)	98,729
Intangible asset amortization	5,879	1,090	(b)	4,789
Other expense, net	1,003	(7	) (b)	1,010
Goodwill impairment	10,154	-		10,154
Foreign exchange gain	(4,835)	224	(b)	(5,059)

Earnings (loss) before the following	5,046	7,681		(2,635)

Interest expense, net	14,281	4,443	(c)	9,838

Loss before income taxes	(9,235)	3,238		(12,473)

Provision for income taxes	790	756	(d)	34

Loss for the year	(10,025)	2,482		(12,507)

Earnings for the year attributable to non-controlling interests	911	-		911

Loss for the year attributable to SunOpta Inc.	(10,936)	2,482		(13,418)

Loss per share for the year – basic	(0.17)			(0.21)
Loss per share for the year – diluted	(0.17)			(0.21)

Weighted average number of common shares
-Basic	64,255,250			64,255,250
-Diluted	64,255,250			64,255,250

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Pro-forma Consolidated Statement of Operations
For the year ended December 31, 2007
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-Forma

Revenues	802,494	153,555	(a)	648,939

Cost of goods sold	676,360	113,209	(a)	563,151

Gross profit	126,134	40,346		85,788

Warehousing and distribution expenses	20,899	16,430	(b)	4,469
Selling, general and administrative expenses	95,911	14,379	(b)	81,532
Intangible asset amortization	4,201	1,093	(b)	3,108
Other expense, net	1,187	567	(b)	620
Goodwill impairment	996	-		996
Foreign exchange gain	(539)	(356	) (b)	(183)

Earnings (loss) before the following	3,479	8,233		(4,754)

Dilution gain	693	-		693
Interest expense, net	8,823	3,785	(c)	5,038

Loss before income taxes	(4,651)	4,448		(9,099)

Recovery of income taxes	(6,101)	1,406	(d)	(7,507)

Earnings (loss) for the year	1,450	3,043		(1,593)

Earnings for the year attributable to non-controlling interests	1,043	-		1,043

Earnings (loss) for the year attributable to SunOpta Inc.	407	3,043		(2,636)

Earnings (loss) per share for the year – basic	0.01			(0.04)
Earnings (loss) per share for the year – diluted	0.01			(0.04)

Weighted average number of common shares
-Basic	62,602,772			62,602,772
-Diluted	63,222,113			63,222,113

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Pro-forma Consolidated Balance Sheet
As at April 3, 2010
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-forma

Assets

Current assets
Cash and cash equivalents	22,340	(515	) (e)	21,825
Accounts receivable	118,967	(20,595	) (e)	98,372
Inventories	172,051	(18,569	) (e)	153,482
Prepaid expenses and other current assets	11,440	(899	) (e)	10,541
Current income taxes recoverable	37	-		37
Deferred income taxes	5,457	-		5,457
	330,292	(40,578)		289,714

Property, plant and equipment	114,699	(7,308	) (e)	107,391
Goodwill	50,270	(19,060	) (e)	31,210
Intangible assets	58,750	(5,318	) (e)	53,432
Deferred income taxes	14,661	(4,038	) (f)	10,623
Other assets	2,470	-		2,470
	571,142	(76,302)		494,840
Liabilities

Current liabilities
Bank indebtedness	85,844	(56,244	) (g)	29,600
Accounts payable and accrued liabilities	94,457	(17,383	) (e)	77,074
Customer and other deposits	3,981	(28	) (e)	3,953
Other current liabilities	2,447	-		2,447
Current portion of long-term debt	67,218	(8,000	) (g)	59,218
Current portion of long-term liabilities	181	(30	) (e)	151
	254,128	(81,685)		172,443

Long-term debt	18,775	-		18,775
Long-term liabilities	3,326	(500	) (e)	2,826
Deferred income taxes	13,413	-		13,413
	289,642	(82,185)		207,457

Preferred shares of a subsidiary company	28,288	-		28,288

Equity
SunOpta Inc. shareholders’ equity
Capital stock (65,065,907 common shares)	178,901	-		178,901
Additional paid in capital	8,734	-		8,734
Retained earnings	38,759	14,904	(h)	53,663
Accumulated other comprehensive income	13,116	(9,021	) (h)	4,095
	239,510	5,883		245,393
Non-controlling interest	13,702	-		13,702
Total equity	253,212	5,883		259,095
	571,142	(76,302)		494,840

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SUNOPTA INC.
NOTES TO UNAUDITED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

a)	This adjustment reflects the elimination of the revenues and cost of goods sold of the assets sold to UNFI Canada.

b)

This adjustment reflects the elimination of the warehousing and distribution expenses, selling, general and administrative expenses, intangible asset amortization, other (expense) income, net and foreign exchange (gain) loss of the assets sold, net of management fees provided by Corporate services. Not included in the pro-forma results are anticipated savings due to costs included in management fees that will be reduced or eliminated.

c)	This adjustment represents an estimate of the interest expense that would not have been incurred during the period if the proceeds from the Transaction had been used to repay interest bearing debt.

d)

This adjustment represents the estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the historical statutory rates in effect in Canada and the U.S. for the periods presented.

e)	This adjustment reflects the elimination of assets and liabilities attributable to the disposed assets.

f)

This adjustment gives effect to the tax impact of the Transaction. The tax on the estimated gain generated from the Transaction was offset by existing deferred tax assets relating to Canadian net operating losses.

g)

This adjustment reflects the receipt of the Transaction proceeds of approximately CDN $68,000 (US - $66,000), net of cash Transaction costs of approximately $2,000, including professional fees and costs incurred to satisfy various conditions up to the closing date. Under our syndicated banking agreement, we are required to allocate approximately $8,000 of the proceeds to our term loan, and the remainder of the proceeds will be applied against the outstanding balance of our operating lines.

h)

This adjustment reflects the estimated gain of approximately $14,904 arising from the Transaction, net of taxes of approximately $4,000 and Transaction costs of approximately $4,000. This estimated gain has not been reflected in the pro-forma consolidated statements of operations as it is considered to be nonrecurring in nature. The gain includes the estimated currency translation adjustment of approximately $9,021 related to the disposed assets. No adjustment has been made to the sale proceeds to give effect to any potential post- closing adjustments under the terms of the Agreement.